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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 31, 2007



                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                                  38-0572515
            -----------------                                  ----------
        (State or other jurisdiction of                     (I.R.S. Employer
        Incorporation or Organization)                     Identification No.)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)




                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02   Termination of a Material Definitive Agreement

On June 22, 2007, General Motors Corporation ("GM") entered into a $4.1 billion standby revolving credit agreement with a syndicate of banks. On December 31, 2007, GM terminated that credit agreement.

As previously disclosed in GM's second quarter 2007 Form 10-Q filed August 7, 2007, GM entered into a 364-Day Revolving Credit Agreement among General Motors Corporation, the Several Lenders, Bank of America, N.A. as Syndication Agent, and JPMorgan Chase Bank, N.A. as Administrative Agent dated as of June 22, 2007 (the "Credit Agreement"). The Credit Agreement was secured by GM's common equity interest in GMAC LLC and was set to mature in June 2008. GM never borrowed under the Credit Agreement.

After reviewing its liquidity position, GM believes that it has sufficient liquidity and financial flexibility to meet its capital requirements in the first half of 2008 without the Credit Agreement. As a result, GM terminated the Credit Agreement.

Bank of America, N.A., JPMorgan Chase Bank and other members of the lending syndicate have provided banking and underwriting services to GM in the ordinary course of business.


Forward-Looking Statements

   In this report and in reports subsequently filed by GM with the SEC on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of GM, our use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which GM may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and GM's actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, the ability of GM to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; costs and risks associated with litigation; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates; the successful completion of collective bargaining agreements with all unions that represent GM employees/retirees and the legal interpretations of those agreements; labor strikes or work stoppages at GM; and general economic conditions, in particular health care costs and investment returns.

   We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  January 4, 2008               By:  /s/Nick S. Cyprus
                                          -----------------
                                          Nick S. Cyprus, Controller and
                                          Chief Accounting Officer